--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                               SEPTEMBER 8, 1999
                            ------------------------

                       (Date of earliest event reported)

                         METROMEDIA FIBER NETWORK, INC.
                   ------------------------------------------

             (Exact name of Registrant as specified in its charter)

          DELAWARE                       000-23269                     11-3168327
-------------------------------------------------------------------------------------------
  (State of Incorporation)         (Commission File No.)      (IRS Employer Identification
                                                                          No.)

                          ONE NORTH LEXINGTON AVENUE,
                          WHITE PLAINS, NEW YORK 10601
                ------------------------------------------------

          (Address of principal executive offices, including zip code)

                                 (914) 421-6700
                ------------------------------------------------

              (Registrant's telephone number, including area code)

                                 NOT APPLICABLE
                ------------------------------------------------

         (Former name or former address, if changed since last report)

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

    On September 8, 1999, Metromedia Fiber Network, Inc. (the "Company") completed its merger with AboveNet Communications Inc., a Delaware corporation ("AboveNet"), pursuant to the Agreement and Plan of Merger (the "Merger Agreement") among the Company, Magellan Acquisition, Inc. and AboveNet, dated as of June 22, 1999.

    AboveNet is a leading provider of facilities-based, managed services for customer-owned webservers and related equipment, known as co-location, and high performance Internet connectivity solutions for electronic commerce and other business critical Internet operations. AboveNet has developed a network architecture based upon strategically located facilities. These facilities, known as Internet service exchanges, allow Internet content providers direct access to Internet service providers.

    Pursuant to the Merger Agreement, the Company's wholly-owned subsidiary Magellan Acquisition, Inc. was merged with and into AboveNet and each share of AboveNet common stock was converted into the right to receive 1.175 shares of the Company's Class A Common Stock. Following consummation of the merger, AboveNet became a wholly-owned subsidiary of the Company. In connection with the consummation of this transaction, the Company, AboveNet and Magellan Acquisition, Inc. entered into an amendment and waiver to the Merger Agreement pursuant to which the parties agreed to waive and amend certain provisions of the Merger Agreement relating to certain filing obligations of the Company. A copy of the amendment and waiver is attached as Exhibit 99.1 hereto and is hereby incorporated by reference.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

    (a) Financial Statements of Businesses Acquired.

                          ABOVENET COMMUNICATIONS INC.

         CONSOLIDATED FINANCIAL STATEMENTS AS OF JUNE 30, 1998 AND 1999
              AND FOR THE YEARS ENDED JUNE 30, 1997, 1998 AND 1999
                        AND INDEPENDENT AUDITORS' REPORT

                          ABOVENET COMMUNICATIONS INC.
                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                                                                               PAGE
                                                                                                             ---------
Independent Auditors' Report...............................................................................        F-2
Consolidated Balance Sheets as of June 30, 1998 and 1999...................................................        F-3
Consolidated Statements of Operations for the Years Ended June 30, 1997, 1998 and 1999.....................        F-4
Consolidated Statements of Stockholders' Equity for the Years Ended
  June 30, 1997, 1998 and 1999.............................................................................        F-5
Consolidated Statements of Cash Flows for the Years Ended June 30, 1997, 1998 and 1999.....................        F-6
Notes to Consolidated Financial Statements.................................................................        F-7

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders of AboveNet Communications Inc.:

We have audited the accompanying consolidated balance sheets of AboveNet Communications Inc. as of June 30, 1998 and 1999 and the related consolidated statements of operations, stockholders' equity and cash flows for each of the three years in the period ended June 30, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of AboveNet Communications Inc. as of June 30, 1998 and 1999 and the results of its operations and its cash flows for each of the three years in the period ended June 30, 1999 in conformity with generally accepted accounting principles.

DELOITTE & TOUCHE LLP
San Jose, California

July 28, 1999
(September 8, 1999 as to Note 17)

                          ABOVENET COMMUNICATIONS INC.

                          CONSOLIDATED BALANCE SHEETS

                                                                                              JUNE 30,
                                                                                    -----------------------------
                                                                                        1998            1999
                                                                                    -------------  --------------
                                                     ASSETS
Current assets:
  Cash and equivalents............................................................  $   8,141,200  $  209,126,300
  Short-term investments..........................................................             --      11,744,200
  Accounts receivable, net of reserve for doubtful accounts of $60,000 and
    $388,300, respectively........................................................        357,000       3,355,000
  Prepaid expenses and other current assets.......................................        269,600       3,850,400
                                                                                    -------------  --------------
      Total current assets........................................................      8,767,800     228,075,900
Property and equipment, net.......................................................      4,436,100      46,590,900
Rights to use fiber optic capacity................................................             --      12,904,500
Intangible assets.................................................................             --      69,474,100
Restricted cash...................................................................        300,000      21,475,900
Deposits and other assets.........................................................        189,400       5,377,400
                                                                                    -------------  --------------
Total assets......................................................................  $  13,693,300  $  383,898,700
                                                                                    -------------  --------------
                                                                                    -------------  --------------

                                      LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable................................................................  $   2,301,300  $   13,593,300
  Remaining obligation for rights to use fiber optic capacity.....................             --         800,000
  Accrued liabilities.............................................................        619,900       1,322,600
  Unearned revenue................................................................        309,400       2,510,700
  Current portion of long-term obligations........................................        476,000       5,984,800
                                                                                    -------------  --------------
      Total current liabilities...................................................      3,706,600      24,211,400
Convertible notes payable and advances............................................      8,000,000              --
Unearned revenue..................................................................             --       4,375,000
Other long-term obligations.......................................................      1,325,300      21,588,600
Commitments and contingencies (Notes 4, 5 and 12)
Stockholders' equity:
  Preferred stock, $0.001 par value, 10,000,000 shares authorized;
    shares issued and outstanding--none...........................................             --              --
  Convertible preferred stock, $0.001 par value:
    Series A; shares issued and outstanding: 2,050,000 and none, respectively.....        410,000              --
    Series B; shares issued and outstanding: 3,263,792 and none, respectively.....      2,323,100              --
    Series C; shares issued and outstanding: 4,006,000 and none, respectively.....      3,873,400              --
    Series D; no shares issued and outstanding....................................             --              --
    Series E; no shares issued and outstanding....................................             --              --
  Common stock, $0.001 par value, 60,000,000 shares authorized; shares issued and
    outstanding: 728,696 and 34,548,308, respectively.............................         38,900     363,218,000
  Common stock options............................................................      1,861,500       4,413,800
  Deferred stock compensation.....................................................       (540,100)        (47,800)
  Accumulated deficit.............................................................     (7,305,400)    (33,860,300)
                                                                                    -------------  --------------
      Total stockholders' equity..................................................        661,400     333,723,700
                                                                                    -------------  --------------
Total liabilities and stockholders' equity........................................  $  13,693,300  $  383,898,700
                                                                                    -------------  --------------
                                                                                    -------------  --------------

                See notes to consolidated financial statements.

                          ABOVENET COMMUNICATIONS INC.

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                                  YEARS ENDED JUNE 30,
                                                                      --------------------------------------------
                                                                          1997           1998            1999
                                                                      -------------  -------------  --------------
Revenues............................................................  $     551,600  $   3,436,400  $   13,967,800
                                                                      -------------  -------------  --------------
Costs and expenses:
  Data communications and telecommunications........................        558,600      2,199,800      12,649,700
  Network operations................................................        416,700      1,571,800       6,084,300
  Sales and marketing...............................................        382,600      1,618,700      11,251,300
  General and administrative........................................        433,700      1,621,500       6,610,900
  Depreciation and amortization.....................................        132,700        475,500       3,412,600
  Stock-based compensation expense..................................             --      1,276,400       1,688,700
  Joint venture termination fee.....................................        431,100             --              --
                                                                      -------------  -------------  --------------
    Total costs and expenses........................................      2,355,400      8,763,700      41,697,500
Loss from operations................................................     (1,803,800)    (5,327,300)    (27,729,700)
Interest expense....................................................         (7,400)      (160,800)     (1,573,100)
Interest and other income...........................................          8,400         63,100       2,947,900
                                                                      -------------  -------------  --------------
Loss before equity interest in affiliates...........................     (1,802,800)    (5,425,000)    (26,354,900)
Equity interest in losses of affiliates.............................             --             --        (200,000)
                                                                      -------------  -------------  --------------
Net loss............................................................  $  (1,802,800) $  (5,425,000) $  (26,554,900)
                                                                      -------------  -------------  --------------
                                                                      -------------  -------------  --------------
Basic and diluted loss per share....................................  $       (4.58) $      (10.34) $        (1.60)
                                                                      -------------  -------------  --------------
                                                                      -------------  -------------  --------------
Shares used in basic and diluted loss per share.....................        393,236        524,608      16,643,027
                                                                      -------------  -------------  --------------
                                                                      -------------  -------------  --------------

                See notes to consolidated financial statements.

                          ABOVENET COMMUNICATIONS INC.

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                    YEARS ENDED JUNE 30, 1997, 1998 AND 1999

                                                 PREFERRED STOCK                 COMMON STOCK             COMMON        DEFERRED
                                          -----------------------------  ----------------------------     STOCK          STOCK
                                             SHARES          AMOUNT         SHARES         AMOUNT        OPTIONS      COMPENSATION
                                          -------------  --------------  ------------  --------------  ------------  --------------
BALANCES, July 1, 1996..................             --  $           --       250,000  $        5,000  $         --   $         --
Issuance of common stock................                                      125,000           2,500
Issuance of Series A convertible
  preferred stock.......................      2,050,000         410,000
Exercise of common stock options........                                       31,250             600
Issuance of Series B convertible
  preferred stock.......................      1,000,000         600,000
Issuance of Series B convertible
  preferred stock in conjunction with
  acquisition of DSK, Inc. (Note 11)....      1,000,000         600,000
Net loss................................
                                          -------------  --------------  ------------  --------------  ------------  --------------
BALANCES, June 30, 1997.................      4,050,000       1,610,000       406,250           8,100            --             --
Exercise of common stock options........                                      322,446          30,800
Issuance of warrants in connection with
  issuance of debt......................                        112,000                                      45,000
Issuance of Series B convertible
  preferred stock.......................      1,263,792       1,011,100
Issuance of Series C convertible
  preferred stock.......................      4,006,000       3,873,400
Compensatory stock arrangements.........                                                                  1,816,500     (1,816,500)
Amortization of deferred stock
  compensation..........................                                                                                 1,276,400
Net loss................................
                                          -------------  --------------  ------------  --------------  ------------  --------------
BALANCES, June 30, 1998.................      9,319,792       6,606,500       728,696          38,900     1,861,500       (540,100)
Issuance of Series D convertible
  preferred stock.......................      4,230,756      10,771,000
Issuance of Series E convertible
  preferred stock.......................        817,550       3,846,400
Exercise of Series B warrants...........        209,400              --
Conversion of convertible preferred
  stock to common stock.................    (14,577,498)    (21,223,900)   14,577,498      21,223,900
Issuance of common stock upon initial
  public offering.......................                                   11,500,000      67,822,000
Issuance of common stock upon public
  offering..............................                                    6,850,356     273,421,500
Exercise of common stock options and
  warrants..............................                                      842,440         439,200
Issuance of common stock under employee
  stock purchase plan...................                                       49,318         272,500
Issuance of warrants in connection with
  issuance of debt and leases...........                                                                  1,355,900
Compensatory stock arrangements.........                                                                  1,196,400     (1,196,400)
Amortization of deferred stock
  compensation..........................                                                                                 1,688,700
Net loss................................
                                          -------------  --------------  ------------  --------------  ------------  --------------
BALANCES, June 30, 1999.................             --  $           --    34,548,308  $  363,218,000  $  4,413,800   $    (47,800)
                                          -------------  --------------  ------------  --------------  ------------  --------------
                                          -------------  --------------  ------------  --------------  ------------  --------------


                                           ACCUMULATED    SHAREHOLDERS'
                                             DEFICIT          EQUITY
                                          --------------  --------------
BALANCES, July 1, 1996..................  $      (77,600) $      (72,600)
Issuance of common stock................                           2,500
Issuance of Series A convertible
  preferred stock.......................                         410,000
Exercise of common stock options........                             600
Issuance of Series B convertible
  preferred stock.......................                         600,000
Issuance of Series B convertible
  preferred stock in conjunction with
  acquisition of DSK, Inc. (Note 11)....                         600,000
Net loss................................      (1,802,800)     (1,802,800)
                                          --------------  --------------
BALANCES, June 30, 1997.................      (1,880,400)       (262,300)
Exercise of common stock options........                          30,800
Issuance of warrants in connection with
  issuance of debt......................                         157,000
Issuance of Series B convertible
  preferred stock.......................                       1,011,100
Issuance of Series C convertible
  preferred stock.......................                       3,873,400
Compensatory stock arrangements.........                              --
Amortization of deferred stock
  compensation..........................                       1,276,400
Net loss................................      (5,425,000)     (5,425,000)
                                          --------------  --------------
BALANCES, June 30, 1998.................      (7,305,400)        661,400
Issuance of Series D convertible
  preferred stock.......................                      10,771,000
Issuance of Series E convertible
  preferred stock.......................                       3,846,400
Exercise of Series B warrants...........                              --
Conversion of convertible preferred
  stock to common stock.................                              --
Issuance of common stock upon initial
  public offering.......................                      67,822,000
Issuance of common stock upon public
  offering..............................                     273,421,500
Exercise of common stock options and
  warrants..............................                         439,200
Issuance of common stock under employee
  stock purchase plan...................                         272,500
Issuance of warrants in connection with
  issuance of debt and leases...........                       1,355,900
Compensatory stock arrangements.........                              --
Amortization of deferred stock
  compensation..........................                       1,688,700
Net loss................................     (26,554,900)    (26,554,900)
                                          --------------  --------------
BALANCES, June 30, 1999.................  $  (33,860,300) $  333,723,700
                                          --------------  --------------
                                          --------------  --------------

                See notes to consolidated financial statements.

                          ABOVENET COMMUNICATIONS INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                                  YEARS ENDED JUNE 30,
                                                                                        -----------------------------------------
                                                                                            1997          1998          1999
                                                                                        ------------  ------------  -------------
Cash flows from operating activities:
  Net loss............................................................................  $ (1,802,800) $ (5,425,000) $ (26,554,900)
  Adjustments to reconcile net loss to net cash used in operating activities:
    Equity interest in losses of affiliates...........................................            --            --        200,000
    Depreciation and amortization.....................................................       132,700       475,500      3,412,600
    Stock-based compensation expense..................................................            --     1,276,400      1,688,700
    Noncash interest expense..........................................................            --       133,200        117,000
    Joint venture termination fee.....................................................       431,100            --             --
    Changes in assets and liabilities:
      Accounts receivable.............................................................       (29,100)     (315,900)    (2,728,000)
      Prepaid expenses and other current assets.......................................            --      (269,600)    (3,577,800)
      Restricted cash.................................................................            --      (300,000)   (21,175,900)
      Accounts payable................................................................       298,900     1,989,300     11,292,000
      Accrued liabilities.............................................................       109,700       510,200        702,700
      Unearned revenue................................................................        85,000       224,400      1,313,300
      Deferred rent...................................................................        30,400        18,200        156,100
                                                                                        ------------  ------------  -------------
        Net cash used in operating activities.........................................      (744,100)   (1,683,300)   (35,154,200)
                                                                                        ------------  ------------  -------------
Cash flows from investing activities:
  Purchase of short-term investments..................................................            --            --    (11,744,200)
  Cash paid for rights to use fiber optic capacity....................................            --            --     (7,480,000)
  Purchase of property and equipment..................................................      (474,500)   (3,666,000)   (37,426,300)
  Increase in deposits and other assets...............................................       (32,700)     (111,700)    (1,519,000)
  Investments in affiliates...........................................................            --            --     (2,630,100)
  Cash paid for acquisition...........................................................            --            --    (71,420,200)
                                                                                        ------------  ------------  -------------
        Net cash used in investing activities.........................................      (507,200)   (3,777,700)  (132,219,800)
                                                                                        ------------  ------------  -------------
Cash flows from financing activities:
  Proceeds from notes payable and advances............................................       739,900    13,395,000     23,722,300
  Debt repayments.....................................................................            --       (70,000)    (3,297,100)
  Capital lease repayments............................................................       (49,600)      (84,700)      (638,700)
  Proceeds from issuance of common stock..............................................         3,100        30,800    341,955,200
  Proceeds from issuance of convertible preferred stock...............................       800,000            --      6,617,400
                                                                                        ------------  ------------  -------------
        Net cash provided by financing activities.....................................     1,493,400    13,271,100    368,359,100
                                                                                        ------------  ------------  -------------
Net increase in cash and equivalents..................................................       242,100     7,810,100    200,985,100
Cash and equivalents, beginning of period.............................................        89,000       331,100      8,141,200
                                                                                        ------------  ------------  -------------
Cash and equivalents, end of period...................................................  $    331,100  $  8,141,200  $ 209,126,300
                                                                                        ------------  ------------  -------------
                                                                                        ------------  ------------  -------------
Supplemental cash flow information--cash paid for interest............................  $      7,400  $     27,600  $   1,456,100
                                                                                        ------------  ------------  -------------
                                                                                        ------------  ------------  -------------
Noncash investing and financing activities:
  Remaining obligation for rights to use fiber optic capacity.........................  $         --  $         --  $     800,000
                                                                                        ------------  ------------  -------------
                                                                                        ------------  ------------  -------------
  Acquisition of equipment under capital lease........................................  $    206,200  $    479,200  $   5,829,500
                                                                                        ------------  ------------  -------------
                                                                                        ------------  ------------  -------------
  Acquisition of leasehold improvements in conjunction with DSK, Inc. acquisition.....  $    168,900  $         --  $          --
                                                                                        ------------  ------------  -------------
                                                                                        ------------  ------------  -------------
  Exchange of notes, advances, accrued interest and warrants for convertible preferred
    stock.............................................................................  $    210,000  $  4,884,500  $   8,000,000
                                                                                        ------------  ------------  -------------
                                                                                        ------------  ------------  -------------
  Conversion of preferred stock into common stock.....................................  $         --  $         --  $  21,223,900
                                                                                        ------------  ------------  -------------
                                                                                        ------------  ------------  -------------
  Issuance of warrants in connection with issuance of debt and leases.................  $         --  $     45,000  $   1,355,900
                                                                                        ------------  ------------  -------------
                                                                                        ------------  ------------  -------------

                See notes to consolidated financial statements.

                          ABOVENET COMMUNICATIONS INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                    YEARS ENDED JUNE 30, 1997, 1998 AND 1999

1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    ORGANIZATION--AboveNet Communications Inc. (the "Company"), was formed on March 8, 1996 (inception). The Company provides facilities-based, managed services for customer-owned Web servers and related equipment, known as co-location, and high performance Internet connectivity solutions for electronic commerce and other business critical Internet operations.

    PRINCIPLES OF CONSOLIDATION--The consolidated financial statements include the Company and its subsidiaries. All significant intercompany transactions and amounts are eliminated in consolidation. Minority investments in joint ventures are accounted for under the equity method of accounting, under which the Company records in income its proportionate share of the earnings or losses of the joint ventures.

    USE OF ESTIMATES--The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

    CONCENTRATION OF CREDIT RISK--Financial instruments that potentially subject the Company to concentration of credit risk consist of trade receivables. However, the Company's credit risk is mitigated by its credit evaluation process and the reasonably short collection terms. The Company does not require collateral or other security to support accounts receivable and maintains reserves for potential credit losses.

    CASH AND EQUIVALENTS--The Company considers all highly liquid investments with maturities of ninety days or less when purchased by the Company to be cash equivalents.

    SHORT-TERM INVESTMENTS--Short term investments consist of treasury bills with a maturity greater than 90 days but less than twelve months. The Company's short-term investments are classified as available-for-sale. The investments are carried at cost, which approximated fair value at June 30, 1999. Material unrealized gains or losses would be reported as a separate component of stockholders' equity. No investments were sold in the periods presented.

    PROPERTY AND EQUIPMENT--Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of three to five years. Leasehold improvements and assets acquired under capital lease are amortized over the shorter of the lease term or the useful lives of the improvement.

    RIGHTS TO USE FIBER OPTIC CAPACITY--Indefeasible rights to use (IRU) capacity on fiber optic cable systems are stated at cost. Amortization will be recognized over the shorter of the term of the IRU or its useful life beginning when such capacity becomes available to the Company.

    INTANGIBLE ASSETS--Goodwill is amortized on a straight-line basis over its estimated life of ten years.

    RESTRICTED CASH--Restricted cash consists of certificates of deposit which are restricted from use pursuant to certain lease agreements.

    REVENUE RECOGNITION--Revenue consists primarily of service revenue which is recognized in the period in which the services are provided. The services primarily include bandwidth and space requirement charges which are recognized monthly as well as installation fees which are recognized as

                          ABOVENET COMMUNICATIONS INC.

                    YEARS ENDED JUNE 30, 1997, 1998 AND 1999

revenue in the period of installation. Unearned revenue consists of customer advances and the value assigned to certain ongoing services to be rendered to Compaq Computer Corporation in connection with the acquisition of the Palo Alto Internet Exchange ("PAIX") (see Note 2). Unearned revenue is recognized in the period in which the services are rendered.

    INCOME TAXES--Deferred tax liabilities are recognized for future taxable amounts, and deferred tax assets are recognized for future deductions, net of a valuation allowance to reduce net deferred tax assets to amounts that are more likely than not to be realized.

    STOCK-BASED COMPENSATION--The Company accounts for stock-based awards to employees using the intrinsic value method in accordance with Accounting Principles Board (APB) Opinion No. 25, ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES.

    IMPAIRMENT OF LONG-LIVED ASSETS AND LONG-LIVED ASSETS TO BE DISPOSED OF--The Company evaluates its long-lived assets and certain identifiable intangibles for impairment whenever events or changes in circumstances indicate that the carrying amount of such assets or intangibles may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

    NET INCOME (LOSS) PER SHARE--Basic income (loss) per share excludes dilution and is computed by dividing net income (loss) by the weighted-average number of common shares outstanding, less shares subject to repurchase by the Company, for the period. Diluted income (loss) per share reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock. Common share equivalents are excluded from the computation in loss periods as their effect would be antidilutive.

    RECLASSIFICATIONS--Certain prior period amounts have been reclassified to conform to the current period presentation. Such reclassifications had no effect on stockholders' equity (deficiency) or net loss.

    RECENTLY ISSUED ACCOUNTING STANDARDS--In June 1997, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 130, REPORTING COMPREHENSIVE INCOME, which requires an enterprise to report, by major components and as a single total, the change in the Company's net assets during the period from nonowner sources. The Company adopted SFAS No. 130 in fiscal 1999. For all periods presented, comprehensive loss was equal to the Company's net loss.

    Additionally, in June 1997, the FASB issued SFAS No. 131, DISCLOSURES ABOUT SEGMENTS OF AN ENTERPRISE AND RELATED INFORMATION, which establishes annual and interim reporting standards for an enterprise's business segments and related disclosures about the enterprise's products, services, geographic areas and major customers. The Company adopted this statement in fiscal 1999. The Company has determined that it operates in one reporting segment.

    In March 1998, the Accounting Standards Executive Committee of the American Institute of Certified Public Accountants issued SOP 98-1, ACCOUNTING FOR THE COSTS OF COMPUTER SOFTWARE DEVELOPED OR OBTAINED FOR INTERNAL USE. SOP 98-1 provides guidance for an enterprise on accounting for the costs of computer software developed or obtained for internal use. SOP 98-1 is effective for the Company in

                          ABOVENET COMMUNICATIONS INC.

                    YEARS ENDED JUNE 30, 1997, 1998 AND 1999

fiscal 2000. The Company anticipates that accounting for transactions under SOP 98-1 will not have a material impact on its financial position or results of operations.

    In June 1998, the FASB issued SFAS No. 133, ACCOUNTING FOR DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES, which defines derivatives, requires that all derivatives be carried at fair value, and provides for hedge accounting when certain conditions are met. SFAS No. 133 is effective for the Company in fiscal 2001. Although the Company has not fully assessed the implications of SFAS No. 133, the Company does not believe adoption of this statement will have a material impact on its financial position or results of operations.

2. ACQUISITION OF PALO ALTO INTERNET EXCHANGE

    On June 21, 1999, the Company consummated the acquisition of certain assets and the assumption of certain liabilities of the Palo Alto Internet Exchange ("PAIX"), a business within the Technology and Corporate Development and Operations Management Services business units of Compaq Computer Corporation ("Compaq"). The total purchase price of $76.4 million consisted of $70.0 million in cash, certain future ongoing services to be provided by the Company to Compaq, with a value currently estimated to be $5.0 million, and acquisition-related costs of $1.4 million. PAIX is a high-level switching and peering point for global and regional Internet service providers and content providers.

    The acquisition has been recorded using the purchase method of accounting. The excess of the aggregate purchase price over the fair market value of net assets acquired of $69.7 million was recognized as goodwill and is being amortized over 10 years. Amortization of goodwill for fiscal 1999 was $190,000. At June 30, 1999, the Company made a preliminary allocation of the purchase price. The Company will record adjustments to the purchase price allocation as deemed necessary.

    The operating results of PAIX have been included in the Company's consolidated financial statements since the date of acquisition. Had the acquisition of PAIX occurred on July 1, 1997 the unaudited proforma revenue, net loss applicable to common stockholders and related basic and diluted loss per share for the years ended June 30, 1998 and 1999 would have been: $6.6 million and $19.7 million; $23.8 million and $44.4 million, and $45.45 per share and $2.66 per share, respectively. These results, which are based on various assumptions, are not necessarily indicative of what would have occurred had the acquisition been consummated on July 1, 1997.

    A reconciliation of the cash and noncash aspects of the above transaction is as follows:

Tangible and intangible assets acquired........................  $76,683,200
Liabilities assumed............................................    (263,000)
Liabilities incurred in connection with purchase...............  (5,000,000)
                                                                 ----------
Net cash paid for acquisition..................................  $71,420,200
                                                                 ----------
                                                                 ----------

                          ABOVENET COMMUNICATIONS INC.

                    YEARS ENDED JUNE 30, 1997, 1998 AND 1999

3. PROPERTY AND EQUIPMENT, NET

    Property and equipment at June 30 are comprised of the following:

                                                                       1998          1999
                                                                   ------------  -------------
Property and equipment at cost:
  Telecommunication equipment....................................  $  2,295,300  $  10,255,500
  Leasehold improvements (primarily
    co-location facilities)......................................       224,700     20,385,900
  Office equipment...............................................       186,500      1,262,000
  Construction in progress.......................................     2,389,400     18,224,900
                                                                   ------------  -------------
Total............................................................     5,095,900     50,128,300
Less accumulated depreciation and amortization...................      (659,800)    (3,537,400)
                                                                   ------------  -------------
Property and equipment, net......................................  $  4,436,100  $  46,590,900
                                                                   ------------  -------------
                                                                   ------------  -------------

    Construction in progress primarily relates to costs incurred during the expansion of the Company's facilities.

4. INDEFEASIBLE RIGHTS TO USE FIBER OPTIC CAPACITY

    During fiscal 1999, the Company entered into a series of agreements providing for the acquisition of an indefeasible right to use capacity on a fiber optic cable system between the U.S. and the United Kingdom for $8.3 million, $7.5 million of which has been paid as of June 30, 1999. The terms of these agreements are 25 years.

    In fiscal 1999, the Company entered into a series of agreements to lease fiber optic cable systems between Washington D.C. and New York City. These leases were initiated in the fourth quarter of fiscal 1999 and require annual payments of $630,000 for 20 years. The leases are accounted for as capital leases and had a net book value of $4.6 million at June 30, 1999.

5. JOINT VENTURES

    In March 1999, as part of its international expansion strategy, the Company entered into agreements to form joint ventures in Austria, Germany ("AboveNet GmbH"), and the United Kingdom to provide managed co-location and Internet connectivity solutions for mission critical Internet operations. The Company invested a total of $2.4 million in fiscal 1999, which is included in deposits and other assets at June 30, 1999. In addition, the Company has agreed to provide up to $2 million of additional financing to certain of these joint ventures, if required, and to arrange or provide for an additional $4.5 million contingent upon the joint ventures raising an equivalent amount from third parties. These joint ventures are accounted for under the equity method of accounting.

    In July 1999, the Company agreed to enter into two additional joint ventures in Germany. The first joint venture will own real property in Frankfurt, Germany. For an equity contribution of approximately $2 million, the Company will own 45% and AboveNet GmbH will own 5% of this joint venture. The second joint venture will lease the real property from the aforementioned joint venture. It will complete improvements to the property and will manage the property. This entity will lease managed co-location space to AboveNet GmbH and provide leased space to other third parties. The Company will own 87.42% of this second joint venture in exchange for equity contributions which will total

                          ABOVENET COMMUNICATIONS INC.

                    YEARS ENDED JUNE 30, 1997, 1998 AND 1999

approximately $23 million, of which approximately $8 million will be paid as an initial equity contribution, with the remainder to be contributed over the following 18 to 24 months.

6. CONVERTIBLE NOTES PAYABLE AND ADVANCES

    In June 1997, the Company received $739,900 in cash advances from certain individuals, including stockholders and employees. In July and August 1997, the Company received an additional $250,000 in cash advances. In August 1997, the advances were converted into notes payable of $989,900 and warrants to acquire 989,906 shares of Series B convertible preferred stock at $1.00 per share. The notes generally bore an annual interest rate of 10%. The related warrants were valued at $112,000, or $0.12 per share, and were recorded as noncash interest expense in fiscal 1998.

    On December 31, 1997, the Company entered into exchange agreements with the note holders. Pursuant to the exchange agreements, the above notes, accrued interest of $21,200 and the related warrants were exchanged for (i) 1,263,792 shares of Series B convertible preferred stock and (ii) warrants to acquire 247,472 shares of Series B convertible preferred stock at $1.00 per share.

    During fiscal 1998, the Company received $3,873,400 of cash advances from certain potential investors. In May 1998, these advances were converted into 4,006,000 shares of Series C convertible preferred stock.

    On June 30, 1998, in anticipation of the Company's pending sale of preferred stock, the Company received $8 million in cash, of which $1 million represented a noninterest-bearing cash advance and $7 million represented convertible notes payable. The notes bore interest at 6%, were due on July 15, 1998 and were convertible into Series D convertible preferred stock at $2.60 per share. On July 15, 1998, the convertible notes and advance were converted into Series D convertible preferred stock (see Note 9).

                          ABOVENET COMMUNICATIONS INC.

                    YEARS ENDED JUNE 30, 1997, 1998 AND 1999

7. OTHER LONG-TERM OBLIGATIONS

    Long-term obligations at June 30 consist of:

                                                                       1998          1999
                                                                   ------------  -------------
Credit facility..................................................  $  1,201,600  $  21,626,800
Capital lease facility...........................................       551,100      5,741,900
Deferred rent....................................................        48,600        204,700
                                                                   ------------  -------------
Total obligations................................................     1,801,300     27,573,400
Less current portion of long-term obligations....................      (476,000)    (5,984,800)
                                                                   ------------  -------------
Long-term obligations............................................  $  1,325,300  $  21,588,600
                                                                   ------------  -------------
                                                                   ------------  -------------

CREDIT FACILITY

    At June 30, 1999, the Company had $21.6 million outstanding under its credit facility (the "Credit Facility"), with no additional borrowings available as of June 30, 1999. Borrowings outstanding under the Credit Facility are payable in 42 monthly installments, bear interest at rates ranging from 13.3% to 15.1% and are collateralized by the equipment and leasehold improvements purchased with the proceeds of the borrowing. At June 30, 1999, the outstanding borrowings on the Credit Facility are due as follows: fiscal 2000, $5,480,000; fiscal 2001, $6,286,600; fiscal 2002, $6,874,200; and fiscal 2003, $2,986,000.

CAPITAL LEASE FACILITY

    At June 30, 1999, the Company had $820,000 available on a $2.5 million facility under which the Company leases certain equipment under capital leases. Leases outstanding at June 30, 1999 expire on various dates through fiscal 2019 (see Note 12).

8. INCOME TAXES

    The Company's deferred income tax assets at June 30 are comprised of the following:

                                                                     1998            1999
                                                                 -------------  --------------
Net deferred tax assets:
  Net operating loss carryforwards.............................  $   1,871,700  $   10,755,900
  Stock compensation expense on nonqualified stock options.....        485,300       1,067,000
  Accruals deductible in different periods.....................        114,700         935,200
  Depreciation and amortization................................        (65,200)       (231,600)
                                                                 -------------  --------------
                                                                     2,406,500      12,526,500
Valuation allowance............................................     (2,406,500)    (12,526,500)
                                                                 -------------  --------------
Total..........................................................  $          --  $           --
                                                                 -------------  --------------
                                                                 -------------  --------------

                          ABOVENET COMMUNICATIONS INC.

                    YEARS ENDED JUNE 30, 1997, 1998 AND 1999

    The Company's effective rate differs from the federal statutory tax rate for the years ended June 30, 1997, 1998 and 1999 as follows:

                                                                          1997       1998       1999
                                                                        ---------  ---------  ---------
Federal statutory tax rate............................................       35.0%      35.0%      35.0%
State taxes, net of federal benefit...................................        3.0        3.0        2.9
Joint venture termination fee.........................................       (9.1)        --         --
Other.................................................................       (0.1)      (0.3)      (0.4)
Valuation allowance...................................................      (28.8)     (37.7)     (37.5)
                                                                        ---------  ---------  ---------
Effective tax rate....................................................         --%        --%        --%
                                                                        ---------  ---------  ---------
                                                                        ---------  ---------  ---------

    The Company has no income tax provision due to its history of operating losses. Due to the uncertainty surrounding the realization of the benefits of its favorable tax attributes in future tax returns, the Company has fully reserved its net deferred tax assets as of June 30, 1997,1998 and 1999.

    At June 30, 1999, the Company had net operating loss carryforwards of approximately $28.4 million for federal and $14.2 million for state income tax purposes. These carryforwards begin to expire in 2003 for state and 2010 for federal purposes. Additionally, Section 382 of the Internal Revenue Code and the applicable California law impose annual limitations on the use of net operating loss carryforwards if there is a change in ownership, as defined, within any three-year period. The utilization of certain net operating loss carryforwards may be limited due to the Company's capital stock transactions.

9. STOCKHOLDERS' EQUITY

STOCK SPLITS

    During November 1998, the Company reincorporated in the State of Delaware and effected a stock exchange of one share of common stock and preferred stock for every two and one-half shares of common stock and preferred stock, respectively, of its California predecessor entity. The Company also effected another reverse stock split during November 1998 whereby one share of common and preferred stock was issued for every 1.6 shares of common stock and preferred stock. All share and per share amounts in these financial statements have been adjusted to give effect to these reverse stock splits.

    On May 7, 1999, the Company distributed a two-for-one stock split effected as a stock dividend. All share or per share amounts in the consolidated financial statements have been adjusted to give effect to this stock split.

INITIAL PUBLIC OFFERING

    On December 10, 1998, the Company sold 10,000,000 shares of common stock in an underwritten public offering and on December 30, 1998 sold an additional 1,500,000 shares through the exercise of the underwriters' over-allotment option for net proceeds of approximately $67,822,000.

STOCK OFFERING

    On April 30, 1999, the Company sold 5,650,356 shares of its common stock in an underwritten public offering at a price of $42.50 per share and on May 5, 1999 sold an additional 1,200,000 shares

                          ABOVENET COMMUNICATIONS INC.

                    YEARS ENDED JUNE 30, 1997, 1998 AND 1999

through the exercise of the underwriters' overallotment option for net proceeds to the Company of approximately $273,421,500.

CONVERTIBLE PREFERRED STOCK AND WARRANTS

    In fiscal 1997, the Company issued 2,050,000 shares of Series A convertible preferred stock for cash of $200,000 and the conversion of advances of $210,000. Also in fiscal 1997, the Company issued 1,000,000 shares of Series B convertible preferred stock in connection with the acquisition of DSK, Inc. (see Note 11) and issued 1,000,000 shares of Series B convertible preferred stock for cash of $600,000. In fiscal 1998, the Company issued 1,263,792 shares of Series B convertible preferred stock and 4,006,000 shares of Series C convertible preferred stock upon conversions of notes, advances, and accrued interest of $1,011,100 and $3,873,400, respectively (see Note 6). In fiscal 1999, the Company issued 4,230,756 shares of Series D convertible preferred stock for cash of $2,771,000 (net of costs of $229,000) and the conversion of notes and advances of $8,000,000. During the same period, the Company issued 817,550 shares of Series E convertible preferred stock for cash of $3,846,400 (net of costs of $223,600).

    As discussed in Note 6, pursuant to certain exchange agreements entered into on December 31, 1997, the Company issued warrants to acquire 247,472 shares of Series B convertible preferred stock at $1.00 per share. Also, during fiscal 1998, the Company issued a warrant to purchase 2,500 shares of Series D convertible preferred stock at an exercise price of $2.00 per share in connection with a revolving line of credit from a bank that expired in May 1999.

    Simultaneously with the closing of the initial public offering, all 14,368,098 shares of the Company's preferred stock were converted into common stock on a share for share basis. Additionally, all of the holders of warrants to purchase 247,472 shares of Series B convertible preferred stock exercised such warrants through a net issuance provision and were issued 209,400 shares of common stock. Also in connection with the initial public offering, the warrant to acquire 2,500 shares of Series D convertible preferred stock was converted into a warrant to purchase an equivalent number of common shares at an exercise price of $2.00 per share.

COMMON STOCK RESERVED FOR FUTURE ISSUANCE

    At June 30, 1999, the Company has reserved the following shares of common stock for issuance in connection with:

Warrants issued and outstanding..................................    350,036
Options issued and outstanding...................................  5,057,606
Options available under stock option plans.......................  1,108,547
Shares available under 1998 Purchase Plan........................    263,182
                                                                   ---------
Total............................................................  6,779,371
                                                                   ---------
                                                                   ---------

COMMON STOCK SUBJECT TO REPURCHASE

    Upon the exercise of certain unvested employee stock options, the Company issued to the employees common stock which is subject to repurchase by the Company at the original exercise price of the stock option. This right lapses over the original vesting period. At June 30, 1999, 66,661 shares were subject to repurchase.

                          ABOVENET COMMUNICATIONS INC.

                    YEARS ENDED JUNE 30, 1997, 1998 AND 1999

STOCK OPTION PLANS

    Under the Company's stock option plans (collectively, the "Plans") a total of 5,656,712 nonstatutory and incentive common stock options are authorized for issuance. Nonstatutory stock options may be granted to employees, outside directors and consultants, and incentive stock options may only be granted to employees. The Plans provide for the granting of incentive stock options at not less than 100% of the fair market value of the underlying stock at the grant date. Nonstatutory stock options may be granted at not less than 85% of the fair market value of the underlying stock at the date of grant. Options granted to employees generally vest over four years and expire ten years from the date of the grant. In addition, upon change in control, all options granted under certain plans shall immediately vest.

    The plans provide that each nonemployee director who is elected to the Company's board of directors will automatically be granted a nonstatutory stock option to purchase 18,750 shares of common stock at an exercise price equal to the fair value of the common stock on the grant date. These grants vest ratably over three years. An additional option to purchase 6,250 shares of common stock will be granted to the nonemployee director each year thereafter with an exercise price equal to the fair market value of the common stock on that date. These grants vest after one year of service.

EMPLOYEE STOCK PURCHASE PLAN

    On December 10, 1998, the Company adopted the 1998 Employee Stock Purchase Plan (the "1998 Purchase Plan"). Under the 1998 Purchase Plan, eligible employees are allowed to have salary withholdings of up to 15% of their base compensation to purchase shares of common stock at a price equal to 85% of the lower of the market value of the stock at the beginning or end of defined purchase periods. The initial purchase period commenced on December 10, 1998. The Company has reserved 312,500 shares of common stock for issuance under this plan. As of June 30, 1999, 49,318 shares have been issued under the 1998 Purchase Plan.

NONPLAN OPTION GRANT

    In connection with its hiring of the Company's President and Chief Operating Officer in November 1997, the Company granted to this officer options to purchase 350,000 shares of common stock with an exercise price of $0.20 per share. The option was immediately exercisable with respect to 20% of the option shares with the balance exercisable in equal monthly installments over the next 36 months of employment with the Company. However, vesting accelerated upon the closing of the Company's underwritten public offering. In addition, the option grant contained an antidilution clause which guaranteed that, prior to any underwritten initial public offering of the Company's common stock, the number of shares under the option grant would always be equal to 5% of its outstanding common stock on a fully diluted basis less 36,666 shares. As a result of various sales of equity securities and option grants since the initial grant in November 1997, the officer was issued options to purchase an additional 638,850 shares of common stock at an exercise price of $0.20 per share during fiscal 1999. In connection with this award, the Company recognized $362,100 and $1,087,200 in stock-based compensation expense during fiscal 1998 and 1999, respectively.

OPTIONS AND WARRANTS GRANTED TO NONEMPLOYEES

    The Company has granted options and warrants to nonemployees for services performed and to be performed after the date of grant. In connection with these awards, the Company recognized $310,100

                          ABOVENET COMMUNICATIONS INC.

                    YEARS ENDED JUNE 30, 1997, 1998 AND 1999

and $601,500 in stock-based compensation expense during fiscal 1998 and 1999, respectively. At June 30, 1999, options to purchase 85,000 shares of common stock at an exercise price of $42.53 were unearned by certain nonemployees. These options vest over three years and have a term of three years. At June 30, 1999, all services relating to all other nonemployee awards have been rendered and the related options and warrants were fully exercisable.

    In connection with the Company's formation of its European joint ventures in March 1999, the Company agreed that it will grant options to purchase up to 600,000 shares of common stock to employees of the joint ventures upon the joint ventures meeting certain performance criteria of over the next four years. The exercise price for these options would be based on the fair market value of the Company's common stock at the date of grant.

    In connection with the Credit Facility (see Note 7), in fiscal 1998, the Company issued warrants to purchase 45,000 shares of common stock at a weighted-average exercise price of $2.31 per share. The fair value of these warrants is being recognized as interest expense through June 30, 1999. During fiscal 1999, in connection with an amendment to the Credit Facility, the Company issued warrants to purchase 67,032 shares of common stock which have a weighted-average exercise price of $18.72 per share and a term of five years. The estimated fair value of these warrants of $787,600 is included in deposits and other assets at June 30, 1999 and is being amortized to interest expense over the repayment period.

    In connection with the signing of a new facility lease (see Note 12) in fiscal 1999, the Company issued the lessor a warrant to purchase 200,000 shares of its common stock at $5.00 per share. The estimated fair value of this warrant of $609,100 is included in deposits and other assets at June 30, 1999 and will be amortized to expense over the lease period.

    At June 30, 1998, warrants to purchase 64,686 shares of common stock at a weighted-average exercise price of $2.10 per share were outstanding; such warrants expire in 2003. All of these warrants were issued during the year ended June 30, 1998 and had an estimated weighted-average fair value of $1.23 per share at the date of grant. During fiscal 1999, warrants to purchase 302,662 shares of common stock at a weighted-average exercise price of $7.99 were issued and had an estimated weighted-average fair value of $4.72 per share at date of grant. At June 30, 1999, warrants to purchase 350,036 shares of common stock at a weighted-average exercise price of $7.17 per share were outstanding.

OPTION REPRICING

    On December 1, 1998, the Company repriced 928,850 options previously granted at $6.00 to $8.00 per share to fair value at that date of $5.00 per share.

                          ABOVENET COMMUNICATIONS INC.

                    YEARS ENDED JUNE 30, 1997, 1998 AND 1999

    Stock option activity is summarized as follows:

                                                                          OUTSTANDING OPTIONS
                                                                        ------------------------
                                                                                      WEIGHTED
                                                                                       AVERAGE
                                                                          NUMBER      EXERCISE
                                                                         OF SHARES      PRICE
                                                                        -----------  -----------
Balance, July 1, 1996 (137,500 shares vested at a weighted average
  exercise price of $0.02 per share)..................................    1,140,000   $    0.02

Granted...............................................................      450,000        0.07
Exercised.............................................................      (31,250)       0.02
Canceled..............................................................     (388,750)       0.02
                                                                        -----------
Balance, June 30, 1997 (219,374 shares vested at a weighted average
  exercise price of $0.02 per share)..................................    1,170,000        0.03

Granted...............................................................    1,142,612        0.59
Exercised.............................................................     (322,446)       0.10
Canceled..............................................................      (32,334)       0.31
                                                                        -----------
Balance, June 30, 1998 (734,270 shares vested at a weighted average
  exercise price of $0.19 per share)..................................    1,957,832        0.34

Granted...............................................................    5,058,100       15.61
Exercised.............................................................     (822,908)       0.50
Canceled..............................................................   (1,135,418)       6.35
                                                                        -----------
Balance, June 30, 1999................................................    5,057,606   $   14.24
                                                                        -----------
                                                                        -----------

    The following table summarizes information as of June 30, 1999 concerning currently outstanding and vested options:

                             OPTIONS OUTSTANDING                 OPTIONS VESTED
                   ----------------------------------------  ----------------------
                                   WEIGHTED
                                    AVERAGE       WEIGHTED                WEIGHTED
                                   REMAINING      AVERAGE                 AVERAGE
    EXERCISE         NUMBER       CONTRACTUAL     EXERCISE     NUMBER     EXERCISE
     PRICES         OF SHARES    LIFE (YEARS)      PRICE     OF SHARES     PRICE
-----------------  -----------  ---------------  ----------  ----------  ----------
  $ 0.02 - $ 0.60   1,621,374            8.3     $     0.17   1,185,423  $     0.19
    2.00 -   2.60     276,628            8.5           2.29      45,397        2.12
    4.00 -   6.50   1,337,654            9.2           5.17     337,103        5.36
   12.25 -  41.06   1,595,550            9.7          33.34     690,668       36.47
   42.53 - $75.13     226,400            9.5          48.55       7,500       46.63
                                          --
                   -----------                   ----------  ----------  ----------
                    5,057,606            9.1     $    14.24   2,266,091  $    12.21
                                          --
                                          --
                   -----------                   ----------  ----------  ----------
                   -----------                   ----------  ----------  ----------

    At June 30, 1999, 1,108,547 shares remained available for future grant.

                          ABOVENET COMMUNICATIONS INC.

                    YEARS ENDED JUNE 30, 1997, 1998 AND 1999

ADDITIONAL STOCK PLAN INFORMATION

    As discussed in Note 1, the Company accounts for its stock-based awards to employees using the intrinsic value method in accordance with APB Opinion No. 25, ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES, and its related interpretations.

    SFAS No. 123, ACCOUNTING FOR STOCK-BASED COMPENSATION, requires the disclosure of pro forma net income (loss) and net income (loss) per share had the Company adopted the fair value method since the Company's inception. Under SFAS No. 123, the fair value of stock-based awards to employees is calculated through the use of option pricing models, even though such models were developed to estimate the fair value of freely tradable, fully transferable options without vesting restrictions, which significantly differ from the Company's stock option awards. These models also require subjective assumptions, including future stock price volatility and expected time to exercise, which greatly affect the calculated values.

    The Company's calculations for employee grants were made using the minimum value method for grants prior to September 8, 1998 and the fair value method for grants after that date with the following weighted average assumptions: expected life, one year following vesting; risk free interest rate of 6%; and no dividends during the expected term. In addition, volatility of 70% was used for grants valued under the fair value method. The Company's calculations are based on a multiple award valuation approach and forfeitures are recognized as they occur. If the computed values of the Company's stock-based awards to employees had been amortized to expense over the vesting period of the awards as specified under SFAS No. 123, net loss would have been $1,803,800 ($4.59 per basic and diluted share), $5,111,000 ($9.75 per basic and diluted share) and $37,202,000 ($2.24 per basic and diluted share) for the years ended June 30, 1997, 1998 and 1999, respectively.

    The number and estimated weighted-average grant date value per option for employee and nonemployee awards during the year are as follows:

                                                           1997         1998          1999
                                                        ----------  ------------  ------------
Employee options:
  Number of shares....................................          --     1,003,250     4,957,600
  Estimated weighted average value....................  $       --  $       0.10  $       5.98
Nonemployee options:
  Number of shares....................................     450,000       139,362       100,500
  Estimated weighted average value....................  $     0.02  $       0.08  $      20.43

                          ABOVENET COMMUNICATIONS INC.

                   YEARS ENDED JUNE 30, 1997, 1998 AND 1999.

10. NET LOSS PER SHARE

    The following is a reconciliation of the numerators and denominators used in computing basic and diluted net loss per share at June 30:

                                                      1997           1998            1999
                                                  -------------  -------------  --------------
Net loss (numerator), basic and diluted.........  $  (1,802,800) $  (5,425,000) $  (26,554,900)
                                                  -------------  -------------  --------------
                                                  -------------  -------------  --------------
Shares (denominator):
  Weighted average common shares Outstanding....        393,236        530,224      16,675,822
  Weighted average common shares Outstanding
    subject to repurchase.......................             --         (5,616)        (32,795)
                                                  -------------  -------------  --------------
Shares used in computation, basic and
  diluted.......................................        393,236        524,608      16,643,027
                                                  -------------  -------------  --------------
                                                  -------------  -------------  --------------
Net loss per share, basic and diluted...........  $       (4.58) $      (10.34) $        (1.60)
                                                  -------------  -------------  --------------
                                                  -------------  -------------  --------------

    For the above mentioned periods, the Company had securities outstanding which could potentially dilute basic net income per share in the future, but were excluded in the computation of diluted net loss per share in the periods presented, as their effect would have been antidilutive. At June 30, 1999, outstanding potentially dilutive securities consist of 66,661 outstanding shares of common stock subject to repurchase, and options and warrants to purchase 5,407,642 shares of common stock.

11. JOINT VENTURE TERMINATION FEE

    In fiscal 1996, the Company entered into a joint venture agreement (the "Agreement") with DSK, Inc. ("DSK") to cooperatively market and develop the Company's services. The Company paid $33,700 to DSK during the year ended June 30, 1997 related to the Agreement.

    In April 1997, the Company terminated the Agreement and hired the majority stockholders of DSK as either employees or consultants by issuing 1,000,000 fully vested shares of the Series B preferred stock with a fair value of $0.60 per share, or $600,000, for the outstanding shares of common stock of DSK. The Company recorded the transaction by allocating the value of the shares issued to property and equipment (at DSK's net book value of $168,900, which approximated fair value), with the balance of $431,100 reflected as a joint venture termination fee.

    Additionally, in April 1997, the Company granted to certain of the former owners of DSK options to purchase a total of 250,000 shares of its common stock at $0.06 per share for real estate consulting services to be performed. In June 1998, the Company accelerated the vesting of all the DSK options awarded. In conjunction with this award, the Company recognized $604,200 of stock-based compensation expense during fiscal 1998.

                          ABOVENET COMMUNICATIONS INC.

                   YEARS ENDED JUNE 30, 1997, 1998 AND 1999.

12. COMMITMENTS AND CONTINGENCIES

    LEASES

    The Company leases its facilities under noncancelable operating leases. These leases expire on various dates through fiscal 2002. Minimum future lease payments under noncancelable operating and capital leases as of June 30, 1999 are summarized as follows:

YEARS ENDING                                                                            CAPITAL       OPERATING
  JUNE 30,                                                                              LEASES         LEASES
-----------------------------------------------------------------------------------  -------------  -------------
  2000.............................................................................  $   1,320,600  $   3,903,200
  2001.............................................................................      1,282,100      4,108,000
  2002.............................................................................        921,500      4,215,100
  2003.............................................................................        630,000      4,305,600
  2004.............................................................................        630,000      4,341,700
Thereafter.........................................................................      9,060,000     47,604,800
                                                                                     -------------  -------------
Total minimum lease payments.......................................................  $  13,844,200  $  68,478,400
                                                                                                    -------------
                                                                                                    -------------
Less amount representing interest at rates ranging from 13.253% to 14.68%..........     (8,102,300)
                                                                                     -------------
Present value of minimum lease payments............................................      5,741,900
Less current portion...............................................................       (569,200)
                                                                                     -------------
Long-term portion..................................................................  $   5,172,700
                                                                                     -------------
                                                                                     -------------

    Rent expense under operating leases for the years ended June 30, 1997, 1998 and 1999 was $444,900, $917,000 and $1.4 million, respectively.

    Effective in fiscal 2000, the Company has committed to lease additional facilities. The lease is for a minimum term of 20 years with annual rental payments increasing from approximately $3 million to $4 million over the lease term.

    On June 29, 1999, the Company entered into an agreement to purchase approximately nine acres of land in Fairfax County, Virginia, for $7,750,000 which is expected to close in fiscal 2000. The Company intends to open a facility on the site in fiscal 2001.

    See Note 4 regarding the Company's agreements to lease fiber optic cable systems.

    PURCHASE COMMITMENTS

    The Company has entered into noncancelable commitments to purchase property and equipment related to the expansion of its operations facilities. As of June 30, 1999, approximately $48 million was committed for purchases under these agreements through fiscal 2000.

    TELECOMMUNICATIONS AND PEERING ARRANGEMENTS

    The Company has guaranteed to pay certain monthly usage levels or fees with various communications or interconnect providers. Minimum payments under these agreements at June 30, 1999 are approximately $24.8 million in fiscal 2000; $24.7 million in fiscal 2001; $23.1 million in fiscal 2002; $14.4 million in fiscal 2003; $13.7 million in fiscal 2004; and $8.6 million in fiscal 2005.

                          ABOVENET COMMUNICATIONS INC.

                   YEARS ENDED JUNE 30, 1997, 1998 AND 1999.

    The Company is a party to numerous peering agreements with other internet providers to allow for the exchange of internet traffic. These agreements do not have fee commitments and generally have a one year term with automatic renewals. The Company does not record any revenue or expense associated with these non-cash transactions as such transactions do not represent the culmination of the earnings process and the fair value of such transactions are not reasonably determinable.

    LEGAL MATTERS

    On June 29, 1999, an alleged stockholder of AboveNet filed a lawsuit in the Court of Chancery of the State of Delaware. The plaintiff, who purports to represent a class of all AboveNet stockholders, challenges the terms of the merger between AboveNet and Metromedia Fiber Network, Inc. ("Metromedia") (see
Note 17). Four other virtually identical complaints, have also been filed in the Delaware Court of Chancery. None of these four complaints has been served. AboveNet believes these lawsuits are without merit and intends to defend itself vigorously, and accordingly, management does not expect that the outcome of these cases will have a material effect on the Company's financial position or results of operations.

13. RELATED PARTY TRANSACTIONS

    A member of the Board of Directors is the president of an entity which is the co-manager of the Company's primary facilities. Rent expense in fiscal 1997, 1998 and 1999 for these facilities was $16,400, $265,200 and $1,073,200, respectively. The Company believes that its lease arrangements were on an arm's length basis.

    During fiscal 1999, the same entity was granted a warrant to purchase 200,000 shares of common stock in connection with the signing of a new facility lease (see Note 9). The estimated fair value of the warrant when granted was $609,100.

14. MAJOR CUSTOMERS

    For the year ended June 30, 1999, no one customer accounted for more than 10% of revenues. One customer accounted for 14% and 12% of revenues in fiscal 1998 and 1997, respectively.

    At June 30, 1999, one customer accounted for approximately 10% of trade receivables. At June 30, 1998, two customers accounted for approximately 22% and 13% of trade receivables.

15. GEOGRAPHIC DATA

    During the year ended June 30, 1999, the Company generated approximately 14% of its revenues from customers domiciled in countries other than the United States, primarily in Asia. For the years ended June 30, 1998 and 1997, substantially all of the Company's revenues were derived from domestic customers.

16. 401(K) PLAN

    In May 1998, the Company began a 401(k) plan (the Plan) that covers all employees who meet the Plan's eligibility requirements. Eligible employees can contribute up to 15% of their salary, subject to certain IRS limitations. The Company's contributions related to fiscal 1998 and 1999 were zero and $168,100, respectively.

                          ABOVENET COMMUNICATIONS INC.

                   YEARS ENDED JUNE 30, 1997, 1998 AND 1999.

17. SUBSEQUENT EVENTS

    In August 1999, the Company entered into an additional agreement for the acquisition of an indefeasible right to use additional capacity on a fiber optic cable system between the U.S. and the United Kingdom for a 25-year period. The agreement commits the Company to pay approximately $15.8 million in a series of installments through October 1999.

    On September 8, 1999, the Company completed a merger with Metromedia Fiber Network, Inc. ("MFN"). Under the terms of the agreement, AboveNet stockholders received 1.175 shares of MFN Class A common stock for each AboveNet share owned. Additionally, upon completion of the merger, all outstanding stock options granted prior to June 18, 1999 became immediately vested.

    (b) Pro Forma Financial Information.

                         METROMEDIA FIBER NETWORK, INC.
         UNAUDITED PRO FORMA CONDENSED COMBINING FINANCIAL INFORMATION

    The following unaudited pro forma condensed combining financial information illustrates the effect of the merger of AboveNet Communications, Inc. ("AboveNet") with a wholly-owned subsidiary of Metromedia Fiber Network, Inc. ("Metromedia") under the terms of the Merger Agreement. Under the terms of the Merger Agreement, the holders of AboveNet common stock received 1.175 shares of Metromedia class A common stock for each share of AboveNet common stock. The share price used to determine the acquisition cost was derived from taking the average of the closing price of Metromedia class A common stock for the two days prior to and subsequent to the announcement of the proposed merger, which was June 23, 1999.

    On June 21, 1999, AboveNet acquired the assets and assumed obligations related to the Palo Alto Internet Exchange ("PAIX") from Compaq Computer Corporation ("Compaq") for approximately $76.5 million, consisting of $70 million in cash, an obligation to provide various services to Compaq with a value currently estimated to be approximately $5 million and expenses of approximately $1.5 million.

    The unaudited pro forma condensed combining financial information presented herein gives effect to Metromedia's acquisition of AboveNet and AboveNet's acquisition of PAIX. The unaudited pro forma condensed combining financial information is based on the historical financial statements of Metromedia, AboveNet and PAIX.

    AboveNet has a fiscal year end of June 30. The unaudited historical financial information for AboveNet for the year ended December 31, 1998 consists of the period from January 1, 1998 to June 30, 1998 combined with the period from July 1, 1998 to December 31, 1998 derived from AboveNet's historical unaudited financial statements.

    The unaudited pro forma condensed combining statements of operations for the six months ended June 30, 1999 and for the year ended December 31, 1998 give effect to the above transactions as if they had been consummated on January 1, 1998. The unaudited Pro forma condensed combining balance sheets, as of June 30, 1999, give effect to Metromedia's acquisition of AboveNet as if it had been consummated on June 30, 1999.

ACCOUNTING TREATMENT

    Metromedia plans to record the acquisition of AboveNet using the purchase method of accounting. Accordingly, the assets acquired and liabilities assumed will be recorded at their estimated fair values, which are subject to further adjustment based upon appraisals and other analyses.

    AboveNet recorded the acquisition of PAIX using the purchase method of accounting. Accordingly, the assets acquired and obligations assumed have been recorded at their estimated fair values, which are subject to further adjustments based upon appraisals and other analyses.

    The pro forma adjustments are based upon available information and assumptions that we believe are reasonable at the time made. The unaudited pro forma condensed combining financial statements do not purport to present our financial position or results of operations had the acquisitions occurred on the dates specified, nor are they necessarily indicative of the financial position or results of operations that may be achieved in the future. The unaudited pro forma condensed combining statements of operations do not reflect any adjustments for synergies that we expect to realize following consummation of the acquisitions. No assurances can be made as to the amount of cost savings or revenue enhancements, if any, that may be realized.

    The unaudited pro forma condensed combining financial statements should be read in conjunction with the consolidated financial statements and notes of Metromedia, AboveNet and PAIX.

                         METROMEDIA FIBER NETWORK, INC.

             PRO FORMA CONDENSED COMBINING STATEMENTS OF OPERATIONS

                                  (UNAUDITED)

                     FOR THE SIX MONTHS ENDED JUNE 30, 1999

                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                               PRO FORMA
                                                                                  FOR
                                        ABOVENET       PAIX                    ACQUIRED      METROMEDIA                 METROMEDIA
                                       HISTORICAL   HISTORICAL   ADJUSTMENTS   ENTITIES      HISTORICAL   ADJUSTMENTS   PRO FORMA
                                       ----------   ----------   -----------   ---------     ----------   -----------   ----------
Revenue..............................   $   9,522     $3,171       $    --     $ 12,693       $ 38,673     $     --      $ 51,366
Expenses:
Cost of sales........................      13,882      2,013            --       15,895         14,819           --        30,714
Selling, general and
  administrative.....................      12,309        301            --       12,610         13,786           --        26,396
Consulting and employment
  incentives.........................         519         --            --          519             --           --           519
                                                                     3,485(1)                                (3,485)(2)
Depreciation and amortization........       2,209      1,696        (1,696)(1)    5,694          5,058       38,335(3)     45,602
                                       ----------   ----------   -----------   ---------     ----------   -----------   ----------
Income (loss) from operations........     (19,397)      (839)       (1,789)     (22,025)         5,010      (34,850)      (51,865)
Other income (expense):
Interest income......................       2,665         --            --        2,665         13,512           --        16,177
Interest expense.....................      (1,080)        --            --       (1,080)       (30,407)          --       (31,487)
Loss in joint venture................        (200)        --            --         (200)          (393)          --          (593)
                                       ----------   ----------   -----------   ---------     ----------   -----------   ----------
Net loss before income taxes.........     (18,012)      (839)       (1,789)     (20,640)       (12,278)     (34,850)      (67,768)
Income taxes.........................          --         --            --           --             --           --            --
                                       ----------   ----------   -----------   ---------     ----------   -----------   ----------
Net loss.............................   $ (18,012)    $ (839)      $(1,789)    $(20,640)      $(12,278)    $(34,850)     $(67,768)
                                       ----------   ----------   -----------   ---------     ----------   -----------   ----------
                                       ----------   ----------   -----------   ---------     ----------   -----------   ----------
Net loss per share--basic............                                                         $  (0.06)                  $  (0.29)
                                                                                             ----------                 ----------
                                                                                             ----------                 ----------
Net loss per share-- diluted.........                                                              n/a                        n/a
                                                                                             ----------                 ----------
                                                                                             ----------                 ----------
Weighted average number of shares
  outstanding-- basic (4)............                                                          189,098                    230,692
                                                                                             ----------                 ----------
                                                                                             ----------                 ----------
Weighted average number of shares
  outstanding-- diluted..............                                                              n/a                        n/a
                                                                                             ----------                 ----------
                                                                                             ----------                 ----------

  See accompanying notes to unaudited pro forma condensed combining financial statements

                         METROMEDIA FIBER NETWORK, INC.

             PRO FORMA CONDENSED COMBINING STATEMENTS OF OPERATIONS

                                  (UNAUDITED)

                      FOR THE YEAR ENDED DECEMBER 31, 1998

                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                PRO FORMA
                                                                                   FOR
                                  ABOVENET                                      ACQUIRED      METROMEDIA                 METROMEDIA
                                 HISTORICAL   PAIX HISTORICAL   ADJUSTMENTS     ENTITIES      HISTORICAL   ADJUSTMENTS   PRO FORMA
                                 ----------   ---------------   -----------   -------------   ----------   -----------   ----------
Revenue........................   $  6,777        $ 4,362       $    --         $ 11,139       $36,436           --         47,575
Expenses:
Cost of sales..................      7,551          2,583            --           10,134        13,937     $     --       $ 24,071
Selling, general and
  administrative...............      7,843            450            --            8,293        14,712           --         23,005
Consulting and employment
  incentives...................      2,396             --            --            2,396         3,648           --          6,044
                                                                 (1,944)(1)                                  (6,970)(2)
Depreciation and
  amortization.................      1,497          2,349         6,970(1)         8,872         1,532       76,671(3)      80,105
                                 ----------       -------       -----------   -------------   ----------   -----------   ----------
Income (loss) from
  operations...................    (12,510)        (1,020)       (5,026)         (18,556)        2,607      (69,701)       (85,650)
Other income (expense):
Interest income................        337             --            --              337         8,788           --          9,125
Interest expense...............       (529)            --            --             (529)       (6,861)          --         (7,390)
Loss in joint venture..........         --             --            --               --          (146)          --           (146)
                                 ----------       -------       -----------   -------------   ----------   -----------   ----------
Net income (loss) before income
  taxes........................    (12,702)        (1,020)       (5,026)         (18,748)        4,388      (69,701)       (84,061)
Income taxes...................         --             --            --               --         3,402       (3,402)(5)         --
                                 ----------       -------       -----------   -------------   ----------   -----------   ----------
Net income (loss)..............   $(12,702)       $(1,020)      $(5,026)        $(18,748)      $   986     $(66,299)      $(84,061)
                                 ----------       -------       -----------   -------------   ----------   -----------   ----------
                                 ----------       -------       -----------   -------------   ----------   -----------   ----------
Net loss per share -- basic....                                                                $  0.01                    $  (0.37)
                                                                                              ----------                 ----------
                                                                                              ----------                 ----------
Net loss per share --
  diluted......................                                                                   0.00                         n/a
                                                                                              ----------                 ----------
                                                                                              ----------                 ----------
Weighted average number of
  shares outstanding --
  basic(4).....................                                                                186,990                     228,584
                                                                                              ----------                 ----------
                                                                                              ----------                 ----------
Weighted average number of
  shares outstanding --
  diluted......................                                                                219,524                         n/a
                                                                                              ----------                 ----------
                                                                                              ----------                 ----------

  See accompanying notes to unaudited pro forma condensed combining financial statements

                         METROMEDIA FIBER NETWORK, INC.

                  PRO FORMA CONDENSED COMBINING BALANCE SHEETS

                                  (UNAUDITED)

                                 JUNE 30, 1999

                                 (IN THOUSANDS)

                                                ABOVENET    METROMEDIA                       METROMEDIA
                                               HISTORICAL   HISTORICAL    ADJUSTMENTS        PRO FORMA
                                               ----------   ----------   --------------     ------------
                                        ASSETS
Current assets:
  Cash and cash equivalents..................   $ 220,871   $  341,897    $     (25,000)(2)  $   537,768
  Short-term investments.....................          --       19,716               --           19,716
  Pledged securities.........................          --       63,142               --           63,142
  Accounts receivable........................       3,355       86,258               --           89,613
  Other current assets.......................       3,850        2,761               --            6,611
                                               ----------   ----------   --------------     ------------
Total current assets.........................     228,076      513,774          (25,000)         716,850
Fiber optic transmission network and related
  equipment, net.............................      12,905      417,803               --          430,708
Property and equipment, net..................      46,591        3,909               --           50,500
Restricted cash..............................      21,476       51,920           25,000(2)        98,396
Other assets.................................       5,377       47,288               --           52,665
Intangible assets............................      69,474           --          (69,474)(2)    1,533,414
                                                                              1,533,414(2)
                                               ----------   ----------   --------------     ------------
Total assets.................................   $ 383,899   $1,034,694    $   1,463,940      $ 2,882,533
                                               ----------   ----------   --------------     ------------
                                               ----------   ----------   --------------     ------------

                         LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable...........................   $  13,593   $    7,276    $          --      $    20,869
  Accrued expenses...........................       2,122      134,736           20,000(2)       156,858
  Current portion of deferred revenue........       2,511        8,106               --           10,617
  Current portion of long-term obligations...       5,985           55               --            6,040
                                               ----------   ----------   --------------     ------------
Total current liabilities....................      24,211      150,173           20,000          194,384
Notes payable................................          --      650,000               --          650,000
Capital lease obligation, net of current
  portion....................................       5,173       23,202               --           28,375
Deferred revenue.............................       4,375       68,530               --           72,905
Long-term obligations........................      16,416           --               --           16,416
Total stockholders' equity...................     333,724      142,789        1,443,940(2)     1,920,453
                                               ----------   ----------   --------------     ------------
Total liabilities and stockholders' equity...   $ 383,899   $1,034,694    $   1,463,940      $ 2,882,533
                                               ----------   ----------   --------------     ------------
                                               ----------   ----------   --------------     ------------

  See accompanying notes to unaudited pro forma condensed combining financial statements

                         METROMEDIA FIBER NETWORK, INC.
          NOTES TO UNAUDITED PRO FORMA COMBINING FINANCIAL STATEMENTS

(1) Reflects adjustments related to the acquisition by AboveNet of PAIX at January 1, 1998 for the income statements as follows:

     (i) the elimination of PAIX historical intangible asset amortization; and

     (ii) the addition of amortization of the excess of cost over net tangible assets acquired of PAIX ($69.7 million) over 10 years.

(2) Reflects the acquisition by Metromedia of AboveNet at June 30, 1999 for the balance sheet and January 1, 1998 for the income statements as follows:

     (i) the issuance of approximately 41.6 million shares of Metromedia class A common stock in exchange for shares of AboveNet common stock at a ratio of 1.175;

     (ii) the placement of cash into a restricted account to secure AboveNet's renegotiated credit facility;

    (iii) the elimination of AboveNet's historical net tangible assets acquired; and

     (iv) issuance of shares of Metromedia class A common stock:

 Number of shares issued to acquire AboveNet.....  41,594,140
 Per share price of stock........................  $   40.36
                                                   ---------
 Value of shares issued..........................             $1,678,739,000
 Value of Metromedia options and warrants issued
  in exchange for AboveNet's options and
  warrants.......................................                98,925,000
 Transaction costs...............................                20,000,000
                                                              -------------
 Total acquisition cost..........................             1,797,664,000
 AboveNet's net tangible assets acquired.........               264,250,000
                                                              -------------
 Excess of cost over net tangible assets
  acquired.......................................             $1,533,414,000
                                                              -------------
                                                              -------------

    Metromedia has made a preliminary allocation to intangible assets of excess cost over estimated net tangible assets acquired as AboveNet's tangible assets and liabilities are estimated to approximate fair value. However, there can be no assurance that the actual allocation will not differ significantly from the pro forma allocation.

(3) Reflects amortization of the excess of cost over net tangible assets acquired in the merger by use of the straight-line method over 20 years.

(4) The average common shares outstanding used in calculating pro forma loss per common share are calculated assuming that the estimated number of shares of Metromedia class A common stock to be issued in the merger were outstanding from the beginning of the periods presented.

(5) Reflects the adjustment of the tax provision.

    (c) Exhibits

    99.1 Amendment and Waiver, dated as of September 8, 1999, among the Company, AboveNet and Magellan Acquisition, Inc.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                METROMEDIA FIBER NETWORK, INC.

                                By:
                                     -----------------------------------------
                                     Name: Howard Finkelstein
                                     Title: President

    Date: October   , 1999

                                 EXHIBIT INDEX

                                                                                                 PAGE IN SEQUENTIAL
EXHIBIT NO.                                                                                       NUMBERING SYSTEM
-------------                                                                                   ---------------------
99.1           Amendment and Waiver, dated as of September 8, 1999, among the Company,
               AboveNet and Magellan Acquisition, Inc.........................................